Exhibit 99.1

Erin Nolan Smith

Axeda Systems Inc.

+1 (508) 851-1251

enolan@axeda.com

Axeda Systems Announces Nasdaq Delisting

Mansfield, MA – July 7, 2005– Axeda Systems Inc. (OTC: XEDA.PK), today announced that its common stock was delisted from The Nasdaq SmallCap Market effective with the opening of business on July 7, 2005.

This follows the Company’s March 25, 2005 press release announcing that a Nasdaq Listing Qualifications Panel had approved the Company’s request for continued listing of its common stock on The Nasdaq SmallCap Market, via an exception from Nasdaq’s stockholders’ equity and minimum bid price requirements. While the Company was able to demonstrate compliance with the stockholders’ equity requirement in accordance with the terms of the exception, it failed to achieve a $1 stock price by June 30, 2005, as required by the Panel’s decision.

The Company’s quotation for its common stock now appears in the “Pink Sheets.” The trading symbol for its common stock has changed from XEDAC to XEDA effective with today’s removal from NASDAQ. The Company’s common stock may also be quoted in the future on the OTC Bulletin Board (“OTCBB”) provided a market maker files the necessary application with the NASD and such application is cleared. The Company will disclose further trading venue information for its common stock when such information becomes available.

About Pink Sheets LLC

Pink Sheets provides broker/dealers, issuers and investors with electronic and print products and information services designed to improve the transparency of the over-the-counter (OTC) markets. The products are designed to increase the efficiency of OTC markets, leading to greater liquidity and investor interest in OTC securities. Pink Sheets centralized information network is a source of competitive market maker quotations, historical prices and corporate information about OTC issues and issuers. Pink Sheets is neither a Securities and Exchange Commission (SEC) Registered Stock Exchange nor a NASD Broker/Dealer. Investors must contact a NASD Broker/Dealer to trade in a security quoted on the Pink Sheets. Pink Sheets LLC is a privately owned company headquartered in New York City. More information is available at www.pinksheets.com

About the OTC Bulletin Board (OTCBB)

The OTC Bulletin Board (OTCBB) is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. An OTC equity security generally is any equity that is not listed or traded on NASDAQ or a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, ADRs, and Direct Participation Programs (DPPs). More information is available at www.otcbb.com.

About Axeda

Axeda Systems Inc. is the world’s leading provider of Device Relationship Management (DRM) software and services. The Company’s flagship product, the Axeda® DRM system helps manufacturing and service organizations increase revenue while lowering costs, by proactively monitoring and managing devices deployed at customer sites around the world. Axeda DRM is a highly scalable, field-proven, and comprehensive remote management solution that leverages its patented Firewall-Friendly™ technology to enable Machine-to-Machine (M2M) communication by utilizing the public Internet. Axeda customers include Global 2000 companies in many markets including Medical Instrument, Enterprise Technology, Office and Print Production Systems, and Industrial and Building Automation industries. Axeda has sales and service offices in the U.S. and Europe, and distribution partners worldwide. More information about Axeda is available at www.axeda.com.

©2005 Axeda Systems. All rights reserved. Axeda, Axeda Systems, Axeda DRM, Axeda Device Relationship Management System, Axeda Agents, Axeda Applications, Axeda Policy Manager, Axeda Enterprise, Axeda Access, Axeda Software Management, Axeda Service, Axeda Usage, Automatic eCommerce, Firewall-Friendly, and Access. Insight. In Real Time. are trademarks of Axeda Systems. All other trademarks are either property of Axeda Systems or property of their respective owners.

This press release may contain certain forward-looking statements that relate to Axeda’s future performance. These forward-looking statements include, but are not limited to, those regarding Axeda’s products and markets, and may include implied statements concerning market acceptance of Axeda’s products and its growing leadership role in the DRM market. Such statements are subject to a number of risks and uncertainties that may cause the actual events or future results to differ from those discussed herein. Such factors include, among others: the difficulty of protecting and enforcing proprietary rights including but not limited to patent rights; the potential that Axeda may not be successful in enforcing its intellectual property rights; Axeda’s ability to manage technological change and respond to evolving industry standards, including the potential that new technology not protected by Axeda’s patents could be developed and patented by others; Axeda’s customers’ ability to implement or integrate Axeda’s DRM solutions successfully and in a timely fashion or achieve benefits attributable to Axeda’s DRM solutions; uncertainties in the market for DRM products and the potential for growth in the DRM market; the long sales cycle for DRM products; limited distribution channels; present and future competition; and Axeda’s ability to service the principal and interest payments under its outstanding secured convertible term note either through stock conversions or cash payments when due and the risk that the lender could foreclose on its security interest in substantially all of Axeda’s assets if Axeda defaults on its payments under the notes. Investors are advised to read Axeda’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Factors Affecting Operating Results” and “Risk Factors” for a more complete discussion of these and other risks and uncertainties. Axeda assumes no obligation to update the forward-looking information contained in this press release.

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